Exhibit 99.1

VerifyMe Reports Second Quarter 2024 Financial Results

•	Quarterly revenue of $5.4 million in Q2 2024, compared to $5.3 million in Q2 2023

•	Gross Profit of $2.1 million or 39% in Q2 2024, compared to $1.6 million or 30% in Q2 2023, an increase of 32%

•	Net loss of ($0.3) million in Q2 2024, compared to a net loss of ($0.9) million in Q2 2023

•	Adjusted EBITDA(1) of $0.2 million in Q2 2024, compared to Adjusted EBITDA loss of ($0.4) million in Q2 2023

Lake Mary, FL – August 13, 2024 – PRNewswire — VerifyMe, Inc. (NASDAQ: VRME) together with its subsidiaries, Trust Codes Global Limited (“Trust Codes Global”) and PeriShip Global LLC (“PeriShip Global”), (together “VerifyMe,” “we,” “our,” or the “Company”) provides brand owners time and temperature sensitive logistics, supply chain traceability, authentication, anti-counterfeiting, and data-rich brand enhancement services, announced today the Company’s financial results for its second quarter ended June 30, 2024 (“Q2 2024”).

Adam Stedham, VerifyMe’s CEO and President stated, “The Company reported second quarter  positive adjusted EBITDA  and continues to project a positive adjusted EBITDA for the full year of 2024.(2)  We continue to believe the regulatory environment impacting VerifyMe and the overall authentication industry can significantly enhance our long-term prospects. In addition, we have made significant progress towards formalizing an agreement of our desired relationship with Amazon.  Although the length and time commitment of this process has been larger than anticipated, we look forward to updating shareholders further in the near future.”

Key Financial Highlights for Q2 2024:

•	Quarterly consolidated revenue of $5.4 million in Q2 2024, compared to $5.3 million for the three months ended June 30, 2023 (“Q2 2023”)

•	Gross profit of $2.1 million or 39% in Q2 2024, compared to $1.6 million or 30% in Q2 2023

•	Net loss of ($0.3) million or ($0.03) per diluted share in Q2 2024, compared to a net loss of ($0.9) million or ($0.09) per diluted share in Q2 2023

•	Adjusted EBITDA(1) of $0.2 million in Q2 2024, compared to Adjusted EBITDA loss of ($0.4) million in Q2 2023

•	Cash of $2.9 million as of June 30, 2024

 __________

(1) Adjusted EBITDA is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" below for information about this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss, is included as a schedule to this release.

(2) Projections are based on Company estimates as of August 13, 2024, and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. For forward-looking Adjusted EBITDA, a reconciliation to its nearest GAAP measure, net income (loss) is unavailable on a forward -looking basis without unreasonable effort due to the components of the GAAP-measure that are indeterminable as of the date of this press release.

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Financial Results for the Three Months Ended June 30, 2024:

Revenue in Q2 2024 was $5.4 million, compared to $5.3 million in Q2 2023. Revenue for the quarter remained flat in our Precision Logistics segment and Authentication segment. The Precision Logistics segment accounted for 98% of the revenue for the quarter.

Gross profit in Q2 2024 was $2.1 million, compared to $1.6 million in Q2 2023. The resulting gross margin percentage was 39% for the three months ended June 30, 2024, compared to 30% for the three months ended June 30, 2023. The increase in gross margin was principally due to process improvements and increased premium services revenue in the Precision Logistics segment which has higher margins.

Operating loss in Q2 2024 was ($0.5) million, compared to ($1.0) million in Q2 2023. The improvement is primarily due to increased gross profit.

Our net loss in Q2 2024 was ($0.3) million, compared to net loss of ($0.9) million in Q2 2023. The resulting loss per diluted share in Q2 2024 was ($0.03), compared to loss per diluted share of ($0.09) in Q2 2023.

Adjusted EBITDA in Q2 2024 was $0.2 million, an increase of $0.6 million, compared to an adjusted EBITDA loss of ($0.4) million in Q2 2023. Adjusted EBITDA is a non-GAAP financial measure. Please see “Use of Non-GAAP Financial Measures” for a discussion of this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss is included as a schedule to this release.

At June 30, 2024, VerifyMe had a $2.9 million cash balance and $2.2 million in working capital.

At June 30, 2024, VerifyMe had 10,655,065 shares issued and 10,384,698 shares outstanding.

Earnings Call

The Company has scheduled an earnings conference call and webcast for 11:00 a.m. ET on Tuesday August 13, 2024. Prepared remarks regarding the company's financial and operational results will be followed by a question and answer period with VerifyMe's executive team. The conference call may be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=yGVd0i6O or by calling +1 (844) 282-4569 within the US, or +1 (412) 317-5614 internationally, and requesting the “VerifyMe Call.” The presentation slides broadcast via the webcast will also be available on the Investors section of the VerifyMe website the morning of the call. Participants must be logged in via telephone to submit a question to management during the call. Participants may optionally pre-register for the conference call and webcast at: https://dpregister.com/sreg/10191314/fd2b3ba86c.

The webcast and presentation will be archived on the Investors section of VerifyMe’s website and will remain available for 90 days.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), together with its subsidiaries, PeriShip Global and Trust Codes Global, is a traceability and customer support services provider using specialized software and process technology. The company operates a Precision Logistics Segment and an Authentication Segment to provide specialized logistics for time-and-temperature sensitive products, as well as item level traceability, anti-diversion and anti-counterfeit protection, brand protection and enhancement technology solutions. VerifyMe serves customers worldwide. To learn more, visit https://www.verifyme.com.

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Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “will,” “continues,” “can,” “project,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities, our reliance on one key strategic partner for shipping services in our Precision Logistics segment, competition including by our key strategic partner, seasonal trends in our business, severe climate conditions, the highly competitive nature of the industry in which we operate, our brand image and corporate reputation, impairments related to our goodwill and other intangible assets, economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability, the effects of pandemics, changes in United States social, political, and regulatory conditions and/or a disruption of financial markets, reduced freight volumes due to economic conditions, reduced discretionary spending in a recessionary environment, global supply-chain delays or shortages, fluctuations in labor costs, raw materials, and changes in the availability of key suppliers, our history of losses, our ability to use our net operating losses to offset future taxable income, the confusion of our name brand with other brands, the ability of our technology to work as anticipated and to successfully provide analytics logistics management, the ability of our strategic partners to integrate our solutions into their product offerings, our ability to manage our growth effectively, our ability to successfully develop and expand our sales and marketing capabilities, risks related to doing business outside of the U.S., intellectual property litigation, our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems, our reliance on third-party information technology service providers, our ability to respond to evolving laws related to information technology such as privacy laws, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, our ability to acquire new customers, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field, our ability to comply with the continued listing standards of the Nasdaq Capital Market, and our ability to timely pay amounts due and comply with the covenants under our debt facilities. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

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VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. Additionally, the Company believes Adjusted EBITDA is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. In particular, with regard to our comparison of Adjusted EBITDA for the three and six months ended June 30, 2024, to the three and six months ended June 30, 2023, we believe is useful to investors in understanding the results of operations. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA represents EBITDA plus non-cash stock compensation expense, severance expense, unrealized (gain) loss on equity investment, impairments, change in fair value of contingent consideration and one-time professional expenses for acquisitions. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net loss, calculated in accordance with GAAP is included in a schedule to this press release. The Company believes that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules as the presentation here may not be comparable to other similarly titled measures of other companies.

For Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

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Consolidated Balance Sheets

(In thousands, except share data)

	As of
	June 30, 2024	December 31, 2023
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents including restricted cash	$2,900	$3,095
Accounts receivable, net of allowance for credit loss reserve, $156 and $165 as of June 30, 2024 and December 31, 2023, respectively	1,214	3,017
Unbilled revenue	751	1,282
Prepaid expenses and other current assets	210	254
Inventory	23	38
TOTAL CURRENT ASSETS	5,098	7,686

PROPERTY AND EQUIPMENT, NET	$184	$240

RIGHT OF USE ASSET	378	468

INTANGIBLE ASSETS, NET	6,539	6,927

GOODWILL	5,334	5,384

TOTAL ASSETS	$17,533	$20,705

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Term note, current	$500	$500
Accounts payable	1,331	3,310
Other accrued expense	808	988
Lease liability- current	165	170
Contingent liability- current	123	173
TOTAL CURRENT LIABILITIES	2,927	5,141

LONG-TERM LIABILITIES
Contingent liability, non-current	$401	$751
Long-term lease liability	223	307
Term note	625	875
Convertible Note – related party	475	475
Convertible Note	625	625
TOTAL LIABILITIES	$5,276	$8,174

STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	-	-

Series B Convertible Preferred Stock, $.001 par value; 85 shares authorized; 0.85 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	-	-

Common stock, $0.001 par value; 675,000,000 authorized; 10,655,065 and 10,453,315 issued, 10,384,698 and 10,123,964 shares outstanding as of June 30, 2024 and December 31, 2023, respectively	11	10

Additional paid in capital	95,504	95,031

Treasury stock at cost; 270,367 and 329,351 shares at June 30, 2024 and December 31, 2023, respectively	(464)	(659)

Accumulated deficit	(82,748)	(81,849)

Accumulated other comprehensive loss	(46)	(2)

STOCKHOLDERS' EQUITY	12,257	12,531

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,533	$20,705

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VerifyMe, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

NET REVENUE	$5,352	$5,335	$11,111	$10,996

COST OF REVENUE(a)	3,262	3,749	6,761	7,889

GROSS PROFIT	2,090	1,586	4,350	3,107

OPERATING EXPENSES
Segment management and Technology(a)	1,517	1,251	2,860	2,356
General and administrative (a)	894	836	2,015	2,249
Research and development	5	10	60	18
Sales and marketing (a)	210	527	598	1,026
Total Operating expenses	2,626	2,624	5,533	5,649

LOSS BEFORE OTHER INCOME (EXPENSE)	(536)	(1,038)	(1,183)	(2,542)

OTHER (EXPENSE) INCOME
Interest expenses, net	(42)	(46)	(80)	(88)
Unrealized gain (loss) on equity investment	-	30	-	(2)
Change in fair value of contingent consideration	232	172	364	172
Other expense, net	-	-	-	(2)
TOTAL OTHER INCOME (EXPENSE), NET	190	156	284	80

NET LOSS	$(346)	$(882)	$(899)	$(2,462)

LOSS PER SHARE
BASIC	(0.03)	(0.09)	(0.09)	(0.26)
DILUTED	(0.03)	(0.09)	(0.09)	(0.26)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	10,238,717	9,765,452	10,156,081	9,614,183
DILUTED	10,238,717	9,765,452	10,156,081	9,614,183

(a)	Includes share-based compensation of $239 thousand and $697 thousand for the three and six months ended June 30, 2024, respectively, and $315 thousand and $601 thousand for the three and six months ended June 30, 2023 respectively.

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VerifyMe, Inc.

Consolidated EBITDA and Adjusted EBITDA Reconciliation Table (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,

	2024	2023	2024	2023

Net Loss (GAAP)	$(346)	$(882)	$(899)	$(2,462)
Interest expense, net	42	46	80	88
Amortization and depreciation	300	258	599	540

Total EBITDA (Non-GAAP)	(4)	(578)	(220)	(1,834)

Adjustments:

Stock based compensation	43	19	89	41
Fair value of restricted stock and restricted stock units issued in exchange for services	196	296	608	448
Severance	141	29	141	332
Unrealized (gain) loss on equity investment	-	(30)	-	2
Change in fair value of contingent consideration	(232)	(172)	(364)	(172)
Impairments	9	34	13	34
One-time professional expenses for acquisitions	-	-	-	278

Total Adjusted EBITDA (Non-GAAP)	$153	$(402)	$267	$(871)

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